Exhibit 99.1

Contacts:	Tracey Noe (Media)	Shep Dunlap (Investors)
	1-847-943-5678	1-847-943-5454
	news@mdlz.com	ir@mdlz.com

Mondelēz International Reports Q4 and FY 2025 Results

FY'25 Net Revenues +5.8%, Organic Net Revenues1 +4.3%, Volume/Mix -3.7%

FY'25 Diluted EPS declined -44.7% to $1.89
FY'25 Adjusted EPS1 was $2.92 down -14.6% on a constant currency basis

FY'25 Cash provided by operating activities was $4.5 billion
FY'25 Free Cash Flow1 was $3.2 billion
FY'25 Return of capital to shareholders was $4.9 billion

Company provides FY'26 outlook

    CHICAGO, Ill. – February 3, 2026 – Mondelēz International, Inc. (Nasdaq: MDLZ) today reported its fourth quarter and full year 2025 results.

“We delivered solid top-line results, generated strong cash flow, and returned significant cash to shareholders in a dynamic and challenging 2025 environment. While unprecedented cocoa cost headwinds impacted our profitability, our teams remained focused on what they can control to best position us for sustainable, profitable growth,” said Dirk Van de Put, Chair and Chief Executive Officer. “As 2026 commences, we are executing clear plans to create multi-year shareholder value through improved volumes, brand investments, structural cost savings and disciplined capital allocation coupled with stabilizing cocoa costs. We remain convinced that our scale across markets—along with our stable of iconic brands, extensive route-to-market capabilities and supply chain strength—give us fundamental advantages in the years to come.”

Net Revenue

$ in millions	Reported Net Revenues		Organic Net Revenue Growth
	Q4 2025	% Chg vs PY	Q4 2025	Vol/Mix		Pricing
Quarter 4
Latin America	$1,264	7.9%	4.4%	(4.1)	pp	8.5	pp
Asia, Middle East & Africa	2,078	8.9	7.5	(1.8)		9.3
Europe	4,391	17.3	8.3	(7.4)		15.7
North America	2,763	(0.6)	(0.5)	(3.7)		3.2
Mondelēz International	$10,496	9.3%	5.1%	(4.8)	pp	9.9	pp
Emerging Markets	$4,122	13.2%	8.0%	(3.8)	pp	11.8	pp
Developed Markets	$6,374	6.9%	3.4%	(5.4)	pp	8.8	pp

Full Year	FY 2025		FY 2025
Latin America	$4,899	(0.5)%	4.6%	(3.2)	pp	7.8	pp
Asia, Middle East & Africa	7,932	8.7	5.7	(2.1)		7.8
Europe	15,027	12.9	8.6	(5.3)		13.9
North America	10,679	(2.1)	(1.9)	(2.7)		0.8
Mondelēz International	$38,537	5.8%	4.3%	(3.7)	pp	8.0	pp
Emerging Markets	$15,364	8.5%	7.2%	(3.3)	pp	10.5	pp
Developed Markets	$23,173	4.0%	2.5%	(3.8)	pp	6.3	pp

Operating Income and Diluted EPS

$ in millions, except per share data	Reported			Adjusted
	Q4 2025	vs PY (Rpt Fx)		Q4 2025	vs PY (Rpt Fx)		vs PY (Cst Fx)
Quarter 4
Gross Profit	$2,956	(20.3)%		$3,198	5.8%		1.6%
Gross Profit Margin	28.2%	(10.4)	pp	30.5%	(1.0)	pp
Operating Income	$952	(40.9)%		$1,246	30.1%		22.1%
Operating Income Margin	9.1%	(7.7)	pp	11.9%	1.9	pp
Net Earnings [2]	$665	(61.9)%		$929	7.2%		1.0%
Diluted EPS	$0.51	(60.8)%		$0.72	10.8%		4.6%

Full Year	FY 2025			FY 2025
Gross Profit	$10,935	(23.3)%		$12,303	(10.6)%		(11.4)%
Gross Profit Margin	28.4%	(10.7)	pp	32.0%	(5.8)	pp
Operating Income	$3,548	(44.1)%		$5,074	(13.9)%		(15.5)%
Operating Income Margin	9.2%	(8.2)	pp	13.2%	(3.0)	pp
Net Earnings [2]	$2,451	(46.8)%		$3,785	(16.2)%		(17.8)%
Diluted EPS	$1.89	(44.7)%		$2.92	(12.8)%		(14.6)%

Full Year Commentary

•Net revenues increased 5.8 percent due to Organic Net Revenue1 growth of 4.3 percent, incremental net revenue from our acquisition of Evirth and favorable currency-related items, partially offset by lapping prior-year net revenue from a short-term distributor agreement related to the sale of our developed market gum business. Organic Net Revenue growth was driven by higher net pricing, partially offset by unfavorable volume/mix.

•Gross profit decreased $3,322 million, while gross profit margin decreased 1,070 basis points to 28.4 percent primarily driven by an unfavorable year-over-year change in mark-to-market impacts from commodity and foreign currency derivatives and a decrease in Adjusted Gross Profit1 margin. Adjusted Gross Profit decreased $1,565 million at constant currency and Adjusted Gross Profit margin decreased 580 basis points to 32.0 percent due primarily to higher raw material costs and unfavorable product mix, partially offset by higher pricing and lower manufacturing costs driven by productivity.

•Operating income decreased $2,797 million, and operating income margin was 9.2 percent, down 820 basis points due primarily to an unfavorable year-over-year change in mark-to-market impacts from commodity and foreign currency derivatives, lower Adjusted Operating Income margin, an unfavorable year-over-year change in acquisition-related items and higher costs incurred for the ERP System Implementation program, partially offset by lower restructuring charges and lower intangible asset impairment charges.. Adjusted Operating Income decreased $916 million at constant currency while Adjusted Operating Income margin decreased 300 basis points to 13.2 percent, driven primarily by higher input cost inflation and unfavorable product mix, partially offset by higher net pricing, lower advertising and consumer promotion costs, lower manufacturing costs driven by productivity and lower overhead costs.

•Diluted EPS was $1.89, down 44.7 percent, primarily driven by an unfavorable year-over-year change in mark-to-market impacts from commodity and foreign currency derivatives, a decrease in Adjusted EPS, settlement losses related to pension plan buy-outs, an unfavorable year-over-year change in acquisition-related items, lapping prior-year divestiture-related items and higher costs incurred for the ERP System Implementation program. These unfavorable items were partially offset by lapping a prior-year equity method investment impairment, a current year gain on an equity method investment transaction, lapping prior-year costs for the completed Simplify to Grow Program, lower intangible asset impairment charges and a favorable impact from the resolution of an indirect tax matter.

•Adjusted EPS was $2.92, down 14.6 percent on a constant currency basis driven by operating declines, higher interest and other expense, higher income taxes and lower benefit plan non-service income, partially offset by fewer shares outstanding, favorable currency-related items and-the impact from an acquisition.

•Capital Return: The company returned $4.9 billion to shareholders in cash dividends and share repurchases.

Fourth Quarter Commentary

•Net revenues increased 9.3 percent due to Organic Net Revenue1 growth of 5.1 percent, favorable currency-related items and incremental net revenue from our acquisition of Evirth. Organic Net Revenue growth was driven by higher net pricing, partially offset by unfavorable volume/mix.

•Gross profit decreased $755 million, while gross profit margin decreased 1,040 basis points to 28.2 percent primarily driven by an unfavorable year-over-year change in mark-to-market impacts from commodity and foreign currency derivatives and a decrease in Adjusted Gross Profit1 margin. Adjusted Gross Profit increased $48 million at constant currency and Adjusted Gross Profit margin decreased 100 basis points to 30.5 percent due primarily to higher raw material costs and unfavorable product mix, partially offset by higher pricing and lower manufacturing costs driven by productivity.

•Operating income decreased $659 million, and operating income margin was 9.1 percent, down 770 basis points due primarily to an unfavorable year-over-year change in mark-to-market impacts from commodity and foreign currency derivatives and an unfavorable year-over-year change in acquisition-related items, partially offset by higher Adjusted Operating Income1 margin and lower restructuring charges.. Adjusted Operating Income increased $212 million at constant currency while Adjusted Operating Income margin increased 190 basis points to 11.9 percent, driven primarily by higher net pricing, lower advertising and consumer promotion costs, lower manufacturing costs driven by productivity and lower overhead costs, partially offset by higher input cost inflation and unfavorable product mix.

•Diluted EPS was $0.51, down 60.8 percent, primarily driven by an unfavorable year-over-year change in mark-to-market impacts from commodity and foreign currency derivatives, lapping a prior-year gain on an equity method investment transaction, an unfavorable year-over-year change in acquisition-related items, lapping prior-year divestiture-related items, higher costs incurred for the ERP System Implementation program and an unfavorable impact from pension participation changes. These unfavorable items were partially offset by an increase in Adjusted EPS1 and lower restructuring charges.

•Adjusted EPS was $0.72, up 4.6 percent on a constant currency basis driven by higher income taxes, partially offset by operating gains and fewer shares outstanding.

2026 Outlook
Mondelēz International provides its outlook on a non-GAAP basis, as the company cannot predict some elements that are included in reported GAAP results, including future changes in foreign currency rates. Refer to the Outlook section in the discussion of non-GAAP financial measures below for more details.
For 2026, the company expects Organic Net Revenue growth in the range of flat to 2 percent and Adjusted EPS growth in the range of flat to 5 percent on a constant currency basis. The company also expects 2026 Free Cash Flow of approximately $3 billion. The company currently estimates currency translation would increase 2026 net revenue growth by approximately 2.0 percent3 and increase Adjusted EPS by $0.063.
Outlook is provided in the context of greater than usual volatility, including due to geopolitical, trade and regulatory uncertainty and commodity prices. This outlook does not reflect any potential tariff changes to United States-Mexico-Canada Agreement (USMCA) compliant trade.
Conference Call
Mondelēz International will host a conference call for investors at 5 p.m. ET today. A listen-only webcast will be provided at www.mondelezinternational.com. An archive of the webcast will be available on the company’s web site.
About Mondelēz International
Mondelēz International, Inc. (Nasdaq: MDLZ) empowers people to snack right in over 150 countries around the world. With 2025 net revenues of approximately $38.5 billion, MDLZ is leading the future of snacking with iconic global and local brands such as Oreo, Ritz, LU, Clif Bar and Tate's Bake Shop biscuits and baked snacks, as well as Cadbury Dairy Milk, Milka and Toblerone chocolate. Mondelēz International is a proud member of the Dow Jones Best-in-Class North America and World Indices, formerly Dow Jones Sustainability Indices. Visit www.mondelezinternational.com or follow the company on X at x.com/MDLZ.

End Notes
1.Organic Net Revenue, Adjusted Gross Profit (and Adjusted Gross Profit margin), Adjusted Operating Income (and Adjusted Operating Income margin), Adjusted EPS, Free Cash Flow and presentation of amounts in constant currency are non-GAAP financial measures. Please see discussion of non-GAAP financial measures at the end of this press release for more information.
2.Net earnings attributable to Mondelēz International.
3.Currency estimate is based on published rates from XE.com on January 20, 2026.

Additional Definitions
Emerging markets consist of the Latin America region in its entirety; the Asia, Middle East and Africa region excluding Australia, New Zealand and Japan; and the following countries from the Europe region: Russia, Ukraine, Türkiye, Kazakhstan, Georgia, Poland, Czech Republic, Slovak Republic, Hungary, Bulgaria, Romania, the Baltics and the East Adriatic countries.
    Developed markets include the entire North America region, the Europe region excluding the countries included in the emerging markets definition, and Australia, New Zealand and Japan from the Asia, Middle East and Africa region.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management, including for future operations, capital expenditures or share repurchases; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; any statements of belief or expectation; and any statements of assumptions underlying any of the foregoing or other future events. Forward-looking statements may include, among others, the words, and variations of words, “will,” “may,” “expect,” “would,” “could,” “might,” “intend,” “plan,” “believe,” “likely,” “estimate,” “anticipate,” “objective,” “predict,” “project,” “drive,” “seek,” “aim,” “target,” "remain," “potential,” “commitment,” “outlook,” “continue” or any other similar words.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results or outcomes could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, many of which are beyond our control and are amplified by ongoing macroeconomic volatility and uncertainty, including current and potential trade and tariff actions affecting the countries where we operate. Important factors that could cause our actual results or performance to differ materially from those contained in or implied by our forward-looking statements include, but are not limited to, the following:

•weakness and/or volatility in macroeconomic conditions in our markets, including as a result of inflation (and related monetary policy actions by governments in response to inflation) and the instability of certain financial institutions;
•risks from operating globally including geopolitical, trade, tariff and regulatory uncertainties affecting developed and emerging markets;
•volatility of cocoa and other commodity input costs, our ability to effectively hedge such costs and the availability of commodities;
•geopolitical uncertainty, including the impact of ongoing or new developments in Ukraine and the Middle East, related current and future sanctions imposed by governments and other authorities and related impacts, including on our business operations, employees, reputation, brands, financial condition and results of operations;
•competition and our response to channel shifts and pricing and other competitive pressures;
•pricing actions and customer and consumer responses to such actions;
•promotion and protection of our reputation and brand image;
•weakness in consumer spending and/or changes in consumer preferences and demand and our ability to predict, identify, interpret and meet these changes;
•the outcome and effects on us of legal and tax proceedings and government investigations;
•use of information technology and third party service providers;
•unanticipated disruptions to our business, such as malware incidents, cyberattacks or other security breaches, and supply, commodity, labor and transportation constraints;
•our ability to identify, complete, manage and realize the full extent of the benefits, cost savings, efficiencies and/or synergies presented by strategic acquisitions and other transactions as well as other strategic initiatives, such as our ERP System Implementation program;
•our investments and our ownership interests in those investments;
•restructuring actions and other transformation initiatives not yielding the anticipated benefits;
•changes in the assumptions on which restructuring actions or other transformation initiatives are based;
•the impact of climate change on our supply chain and operations;
•global or regional health pandemics or epidemics;
•consolidation of retail customers and competition with retailer and other economy brands;
•changes in our relationships with customers, suppliers or distributors;
•management of our workforce and shifts in labor availability or labor costs;

•compliance with legal, regulatory, tax and benefit laws and related changes, claims or actions;
•perceived or actual product quality issues or product recalls;
•failure to maintain effective internal control over financial reporting or disclosure controls and procedures;
•our ability to protect our intellectual property and intangible assets;
•tax matters including changes in tax laws and rates, disagreements with taxing authorities and imposition of new taxes;
•changes in currency exchange rates, controls and restrictions;
•volatility of and access to capital or other markets, interest rates, the effectiveness of our cash management programs and our liquidity;
•pension costs;
•significant changes in valuation factors that may adversely affect our impairment testing of goodwill and intangible assets; and
•the risks and uncertainties, as they may be amended from time to time, set forth in our filings with the U.S. Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

There may be other factors not presently known to us or which we currently consider to be immaterial that could cause our actual results to differ materially from those projected in any forward-looking statements we make. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this press release except as required by applicable law or regulation. In addition, historical, current and forward-looking sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future.

Schedule 1
Mondelēz International, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings
(in millions of U.S. dollars and shares, except per share data)
(Unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2025	2024	2025	2024
Net revenues	$10,496	$9,604	$38,537	$36,441
Cost of sales	(7,540)	(5,893)	(27,602)	(22,184)
Gross profit	2,956	3,711	10,935	14,257
Gross profit margin	28.2%	38.6%	28.4%	39.1%
Selling, general and administrative expenses	(1,942)	(1,980)	(7,173)	(7,439)
Asset impairments and exit costs	(40)	(86)	(85)	(324)
Gain on divestiture and acquisition	13	4	13	4
Amortization of intangible assets	(35)	(38)	(142)	(153)
Operating income	952	1,611	3,548	6,345
Operating income margin	9.1%	16.8%	9.2%	17.4%
Benefit plan non-service (expense)/income	21	20	(252)	96
Interest and other expense, net	(54)	(34)	(282)	(180)
Earnings before income taxes	919	1,597	3,014	6,261
Income tax provision	(261)	(216)	(782)	(1,469)
Effective tax rate	28.4%	13.5%	25.9%	23.5%
Gain/(loss) on equity method investment transactions	—	332	169	(337)
Equity method investment net earnings	11	35	65	168
Net earnings	669	1,748	2,466	4,623
less: Noncontrolling interest earnings	(4)	(3)	(15)	(12)
Net earnings attributable to Mondelēz International	$665	$1,745	$2,451	$4,611
Per share data:
Basic earnings per share attributable to Mondelēz International	$0.52	$1.31	$1.89	$3.44
Diluted earnings per share attributable to Mondelēz International	$0.51	$1.30	$1.89	$3.42
Weighted-average shares outstanding:
Basic	1,289	1,336	1,294	1,341
Diluted	1,292	1,340	1,298	1,347

Schedule 2
Mondelēz International, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in millions of U.S. dollars)
(Unaudited)

	December 31, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$2,125	$1,351
Trade receivables	3,903	3,874
Other receivables	955	937
Inventories	4,419	3,827
Other current assets	1,549	3,253
Total current assets	12,951	13,242
Property, plant and equipment, net	10,667	9,481
Operating lease right-of-use assets	731	767
Goodwill	24,336	23,017
Intangible assets, net	19,628	18,848
Prepaid pension assets	1,220	987
Deferred income taxes	336	333
Equity method investments	667	635
Other assets	951	1,187
TOTAL ASSETS	$71,487	$68,497
LIABILITIES
Short-term borrowings	$2,688	$71
Current portion of long-term debt	1,295	2,014
Accounts payable	10,139	9,433
Accrued marketing	2,787	2,558
Accrued employment costs	1,000	928
Other current liabilities	3,955	4,545
Total current liabilities	21,864	19,549
Long-term debt	17,222	15,664
Long-term operating lease liabilities	599	623
Deferred income taxes	3,530	3,425
Accrued pension costs	422	391
Accrued postretirement health care costs	74	98
Other liabilities	1,885	1,789
TOTAL LIABILITIES	45,596	41,539
EQUITY
Common Stock	—	—
Additional paid-in capital	32,322	32,276
Retained earnings	36,413	36,476
Accumulated other comprehensive losses	(11,364)	(12,471)
Treasury stock	(31,533)	(29,349)
Total Mondelēz International Shareholders' Equity	25,838	26,932
Noncontrolling interest	53	26
TOTAL EQUITY	25,891	26,958
TOTAL LIABILITIES AND EQUITY	$71,487	$68,497

	December 31, 2025	December 31, 2024	Incr/(Decr)
Short-term borrowings	$2,688	$71	$2,617
Current portion of long-term debt	1,295	2,014	(719)
Long-term debt	17,222	15,664	1,558
Total Debt	21,205	17,749	3,456
Cash and cash equivalents	2,125	1,351	774
Net Debt (1)	$19,080	$16,398	$2,682

(1) Net debt is defined as total debt, which includes short-term borrowings, current portion of long-term debt and long-term debt, less cash and cash equivalents.

Schedule 3
Mondelēz International, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in millions of U.S. dollars)
(Unaudited)

	For the Twelve Months Ended December 31,
	2025	2024
CASH PROVIDED BY/(USED IN) OPERATING ACTIVITIES
Net earnings	$2,466	$4,623
Adjustments to reconcile net earnings to operating cash flows:
Depreciation and amortization	1,358	1,302
Stock-based compensation expense	114	147
Deferred income tax provision	16	257
Asset impairments and accelerated depreciation	85	267
Gain on divestiture and acquisition	(13)	(4)
Loss on equity method investment transactions	—	337
Equity method investment net earnings	(65)	(175)
Distributions from equity method investments	45	115
Unrealized loss/(gain) on derivative contracts	1,379	(627)
Contingent consideration adjustments	(34)	(389)
Other non-cash items, net	137	26
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables, net	433	(519)
Inventories, net	(253)	(458)
Accounts payable	(145)	1,682
Other current assets	(225)	(591)
Other current liabilities	(1,026)	(932)
Change in pension and postretirement assets and liabilities, net	242	(151)
Net cash provided by operating activities	4,514	4,910
CASH PROVIDED BY/(USED IN) INVESTING ACTIVITIES
Capital expenditures	(1,279)	(1,387)
Acquisitions, net of cash received	(15)	(240)
Proceeds from divestitures including equity method investments	127	2,294
Proceeds from derivative settlements	54	320
Payments for derivative settlements	(165)	(199)
Proceeds from/(contributions to) investments	73	(278)
Proceeds from sale of property, plant and equipment and other	9	16
Net cash (used in)/provided by investing activities	(1,196)	526
CASH PROVIDED BY/(USED IN) FINANCING ACTIVITIES
Net issuances/(repayment) of short-term borrowings	2,609	(343)
Long-term debt proceeds	1,594	1,671
Long-term debt repayments	(2,077)	(2,554)
Repurchases of Common Stock	(2,385)	(2,334)
Dividends paid	(2,487)	(2,349)
Other	(13)	129
Net cash used in financing activities	(2,759)	(5,780)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	236	(140)
Cash, cash equivalents and restricted cash:
Increase/(decrease)	795	(484)
Balance at beginning of period	1,400	1,884
Balance at end of period	$2,195	$1,400

Mondelēz International, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Financial Measures
(Unaudited)
NON-GAAP FINANCIAL MEASURES

In discussing its financial results and guidance, the company presents the following financial measures that are not in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”): Organic Net Revenue growth, Adjusted Gross Profit, Adjusted Operating Income, Adjusted Segment Operating Income, Adjusted Earnings Per Share (“EPS”) and Free Cash Flow. The company also presents financial information, including certain of these non-GAAP financial measures, on a constant currency basis.

Management uses non-GAAP financial measures internally to make operating and strategic decisions, including the preparation of our annual operating plan, evaluation of business performance and as a factor in determining incentive compensation. The company believes that non-GAAP financial measures, when used in connection with results reported in accordance with U.S. GAAP, provide additional information to facilitate comparisons of our historical operating results and to enable a more comprehensive understanding of trends in our underlying operating results. The company also believes that presenting these measures allows investors to view our performance using the same measures that management and our Board of Directors use in evaluating the company’s business performance and trends. However, non-GAAP financial measures should be considered in addition to, and not as substitutes for, financial information prepared in accordance with U.S. GAAP. In addition, the company’s non-GAAP financial measures may not be the same as or comparable to similar non-GAAP measures presented by other companies.

DEFINITIONS OF THE COMPANY’S NON-GAAP FINANCIAL MEASURES

The company’s primary non-GAAP financial measures and corresponding metrics, listed below, reflect how the company evaluates its operating results currently and provide improved comparability of operating results. As new events or circumstances arise, these definitions could change. When these definitions change, the company provides the updated definitions and presents the related non-GAAP historical results on a comparable basis. When items no longer impact the company’s current or future presentation of non-GAAP operating results, the company removes these items from its non-GAAP definitions.

“Organic Net Revenue” is defined as net revenues (the most comparable U.S. GAAP financial measure) excluding, when they occur, the impacts of acquisitions, divestitures, short-term distributor agreements related to the sale of a business and currency-related items. Organic Net Revenue growth is presented on a consolidated and segment basis and for the company’s emerging markets and developed markets.

“Adjusted Gross Profit” is defined as gross profit (the most comparable U.S. GAAP financial measure) excluding, when they occur, the impacts of: restructuring charges; certain acquisition-related items; certain divestiture-related items; operating results from short-term distributor agreements related to the sale of a business; mark-to-market impacts from commodity and foreign currency derivative contracts economically hedging forecasted transactions; incremental costs due to the war in Ukraine; and certain operating costs from the ERP System Implementation program. The company also presents Adjusted Gross Profit margin, which is subject to the same adjustments as Adjusted Gross Profit. The company also evaluates growth in the company’s Adjusted Gross Profit on a constant currency basis.

“Adjusted Operating Income” and “Adjusted Segment Operating Income” are defined as operating income or segment operating income (the most comparable U.S. GAAP financial measures) excluding, when they occur, the impacts of the items listed in the Adjusted Gross Profit definition as well as gains or losses (including non-cash impairment charges) on goodwill and intangible assets; acquisition-related items, divestiture-related items; remeasurement of net monetary position of highly inflationary countries; resolution of tax matters; the European Commission legal matter; pension participation changes; and operating costs from the ERP System Implementation program. The company also presents Adjusted Operating Income margin and Adjusted Segment Operating Income margin, which are subject to the same adjustments as Adjusted Operating Income and Adjusted Segment Operating Income. The company also evaluates growth in the company’s Adjusted Operating Income and Adjusted Segment Operating Income on a constant currency basis.

“Adjusted EPS” is defined as diluted EPS attributable to Mondelēz International from continuing operations (the most comparable U.S. GAAP financial measure) excluding, when they occur, the impacts of the items listed in the

Adjusted Operating Income definition, as well as gains or losses on debt extinguishment and related expenses; gains or losses on marketable securities transactions; initial impacts from enacted tax law changes; and gains or losses on equity method investment transactions. The tax impacts of the items excluded from the company’s U.S GAAP results were computed based on the facts and tax assumptions associated with each item, and such impacts have also been excluded from Adjusted EPS. The company also evaluates growth in the company’s Adjusted EPS on a constant currency basis.

“Free Cash Flow” is defined as net cash provided by operating activities (the most comparable U.S. GAAP financial measure) less capital expenditures. Free Cash Flow is the company’s primary measure used to monitor its cash flow performance.

See the attached schedules for supplemental financial data and corresponding reconciliations of the non-GAAP financial measures referred to above to the most comparable U.S. GAAP financial measures for the three and twelve months ended December 31, 2025 and December 31, 2024. See Items Impacting Comparability of Operating Results below for more information about the items referenced in these definitions that specifically impacted the company’s results.

SEGMENT OPERATING INCOME
The company uses segment operating income to evaluate segment performance and allocate resources. The company believes it is appropriate to disclose this measure to help investors analyze segment performance and trends. Segment operating income excludes certain mark-to-market impacts on commodity and foreign currency derivatives (which are primarily a component of cost of sales), general corporate expenses (which are a component of selling, general and administrative expenses), amortization of intangibles, gains and losses on divestitures and acquisition-related costs (which are a component of selling, general and administrative expenses) in all periods presented. The company excludes these items from segment operating income in order to provide better transparency of its segment operating results. Furthermore, the company centrally manages benefit plan non-service income and interest and other expense, net. The company does not present the items above by segment because they are excluded from the segment profitability measure that management reviews.
ITEMS IMPACTING COMPARABILITY OF OPERATING RESULTS FOR THE CURRENT PERIODS
The company considers quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of its ongoing financial and business performance and trends. The company identifies these based on how management views the company’s business; makes financial, operating and planning decisions; and evaluates the company’s ongoing performance. The below items are adjusted for in the company’s non-GAAP financial measures to better facilitate comparisons of its underlying performance across periods, as they are highly variable or unusual and of a size that may substantially impact its reported operations for a period. In addition, the company discloses the impact of currency-related items on its financial results to reflect results on a constant currency basis. See below for a description of adjustments to the company’s U.S. GAAP financial measures included herein.

Divestiture-related items – includes operating results from divestitures, divestiture-related costs and gains/(losses) on divestitures. Divestitures include completed sales of businesses, exits of major product lines upon completion of a sale or licensing agreement, or sales of equity method investments. Divestiture-related costs include costs incurred in relation to the preparation and completion of our divestitures (including one-time costs such as severance related to elimination of stranded costs) as well as costs incurred associated with our publicly announced processes to sell businesses. For 2024, operating results from divestitures include the operating results from the company’s JDE Peet’s equity method investment earnings which was sold in the fourth quarter of 2024.

Operating results from short-term distributor agreements – the company excludes the operating results from short-term distributor agreements that have been executed in conjunction with the sale of a business. The company’s agreement with the buyer of its developed market gum business to distribute gum products in certain European markets ended in the first quarter of 2024.

Acquisition-related items – includes acquisition-related costs, acquisition integration costs, contingent consideration adjustments, inventory step-ups and gains from acquisitions. Acquisition-related costs include third-party advisor, investment banking and legal fees. Acquisition integration costs include costs related to the integration of operations from acquisitions. Contingent consideration adjustments include any changes made to contingent compensation liabilities for earn-outs related to acquisitions that do not relate to recurring employee compensation expense. Other acquisition-related items include incremental costs from inventory step-ups associated with acquired companies related to the fair market valuation of the acquired inventory and acquisition gains from the remeasurement of an existing noncontrolling investment to fair value when the company acquires the remaining equity shares of the investee.

Restructuring charges – Includes restructuring charges incurred under the company’s Simplify to Grow Program as well as other subsequent restructuring actions starting in the fourth quarter of 2025. The Simplify to Grow program comprised charges, such as severance, asset write-downs and other costs of implementing that program, partially offset by gains on sales of assets disposed of in connection with the program. The company completed the Simplify to Grow Program in the fourth quarter of 2024. Following the completion of the program, any adjustments to the liabilities of previously recorded charges continue to be reflected within this item. Beginning in the fourth quarter of 2025, the company started implementing new restructuring actions to reduce its cost structure and streamline its operations. The charges associated with these actions primarily relate to severance and other implementation costs.

Intangible asset impairment charges – Reflects non-cash impairment charges of certain of the company's brands in connection with our indefinite-life intangible asset impairment testing.

Mark-to-market impacts from derivatives – the company excludes unrealized gains and losses (mark-to-market impacts) from commodity and foreign currency derivative contracts economically hedging forecasted transactions from its non-GAAP earnings measures. The mark-to-market impacts of those derivatives are excluded until the related gains or losses are realized. Since the company purchases commodity and foreign currency derivative contracts to mitigate price volatility primarily for inventory requirements in future periods, the company makes this adjustment to remove the volatility of these future inventory purchases on current operating results to facilitate comparisons of its underlying operating performance across periods.

Remeasurement of net monetary position of highly inflationary countries– the company excludes remeasurement gains and losses of the monetary assets and liabilities of its subsidiaries in highly inflationary economies and the realized gains and losses from derivatives that mitigate the foreign currency volatility related to the remeasurement of the respective net monetary assets or liabilities from its non-GAAP earnings measures. The company’s operations in Argentina, Türkiye, Egypt and Nigeria are currently accounted for as highly inflationary.

Pension participation changes – consists of the charges incurred, primarily gains or losses from pension curtailments and settlements, including settlement losses from full or partial buyouts of the company's pension plans, as well as costs incurred when employee groups are withdrawn from multiemployer pension plans. The company excludes these charges from its non-GAAP results because those amounts do not reflect the company's ongoing pension obligations.

Resolution of tax matters – consists of the reversals and settlements of unusual and significant indirect tax matters. Due to the unique nature of these resolutions, the company believes it to be infrequent and therefore excludes it from its non-GAAP earnings measures to better facilitate comparisons of our underlying operating performance across periods.

Incremental costs due to the war in Ukraine – in February 2022, Russia began a military invasion of Ukraine and the company temporarily stopped our production and closed its manufacturing facilities in Trostyanets and Vyshhorod due to damage incurred during the conflict. In the second quarter of 2024, the company fully resumed production at both facilities after completing targeted repairs. Incremental costs incurred by the company related to the ongoing war in Ukraine relate to asset write-downs, net of recoveries, as well as other costs, including committed compensation.

European commission legal matter – in November 2019, the European Commission informed the company that it initiated an investigation into the company's alleged infringement of European Union competition law through certain practices allegedly restricting cross-border trade within the European Economic Area. The company reached a negotiated resolution to this matter in the second quarter of 2024. The company adjusted its accrual accordingly and fulfilled its payment obligation in August 2024. Due to the unique nature of this matter, the company believes it to be infrequent and unusual and therefore exclude it from our non-GAAP earnings measures to better facilitate comparisons of the company's underlying operating performance across periods.

ERP System Implementation costs – comprised of operating expenses associated with the company’s ERP System Implementation, which represent incremental transformational costs above the normal ongoing level of spending on information technology to support operations. These expenses include third-party consulting fees, direct labor costs associated with the program, accelerated depreciation of the company's existing SAP financial systems and various other expenses, all associated with the implementation of the company's information technology upgrades. The ERP System Implementation program will be implemented by region in several phases with spending continuing over the next three years, with expected completion by year-end 2028.

Initial impacts from enacted tax law changes – includes items such as the remeasurement of deferred tax balances and transition taxes from tax reforms. The company excludes initial impacts from enacted tax law changes from its non-GAAP financial measures as they do not reflect its ongoing tax obligations under the enacted tax law.

Gains and losses on marketable securities – The company excludes gains and losses associated with the sale of its marketable securities. These marketable securities gains or losses are not indicative of underlying operations and are excluded to better facilitate comparisons of the company's underlying operating performance across periods.

Gains and losses on equity method investment transactions – the company excludes gains and losses from partial or full sales of equity method investments as well as impairments or other non-routine transactions related to those investments. In addition, the company excludes from our non-GAAP financial measures any gains or losses realized on economic hedges of sales proceeds from our equity method investment transactions. During the fourth quarter of 2024, the company sold its remaining 85.9 million shares in JDE Peets N.V. ("JDEP") to JAB Holding Company ("JAB") and fully exited the investment. On August 24, 2025, Keurig Dr. Pepper Inc. ("KDP") and JDEP entered into a definitive agreement under which KDP will acquire JDEP. As a result of that definitive agreement, the company became entitled to a cash payment of €145 million ($169 million) from JAB that it received in the third quarter of 2025.

Currency-related items – Management also evaluates the operating performance of the company and its international subsidiaries on a constant currency basis. The company's non-GAAP measures presented on a constant currency basis exclude the effects of currency translation rate changes and extreme pricing increases in Argentina.
•Currency translation rate changes - the company determines its constant currency operating results by dividing or multiplying, as appropriate, the current period local currency operating results by the currency exchange rates used to translate the company’s financial statements in the comparable prior-year period to determine what the current-period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period. Therefore, currency translation rate changes are equal to current period local currency operating results multiplied by the change in average foreign currency exchange rates between the current fiscal period and the corresponding period of the prior fiscal year.
•Extreme Pricing - during December 2023, the Argentinean peso significantly devalued. The peso's devaluation and potential resulting distortion on the company's non-GAAP Organic Net Revenue, Organic Net Revenue growth and other constant currency growth rate measures resulted in the company's decision to exclude the impact of pricing increases in excess of 26% year-over-year ("extreme pricing") in Argentina, from these measures beginning in the first quarter of 2024. The benchmark of 26% represents the minimum annual inflation rate for each year over a 3-year period which would result in a cumulative inflation rate in excess of 100%, the level at which an economy is considered hyperinflationary under U.S. GAAP.

OUTLOOK
The company’s outlook for 2026 Organic Net Revenue growth, Adjusted EPS growth on a constant currency basis and Free Cash Flow are non-GAAP financial measures that exclude or otherwise adjust for items impacting comparability of financial results such as the impact of changes in currency exchange rates, intangible asset impairments, acquisitions and divestitures. The company is not able to reconcile its projected Organic Net Revenue growth to its projected reported net revenue growth for the full-year 2026 because the company is unable to predict during this period the impact from potential acquisitions or divestitures, as well as the impact of currency translation due to the unpredictability of future changes in currency exchange rates, which could be material as a significant portion of the company’s operations are outside the U.S. The company is not able to reconcile its projected Adjusted EPS growth on a constant currency basis to its projected reported diluted EPS growth for the full-year 2026 because the company is unable to predict during this period mark-to-market impacts from derivative contracts, impacts of any impairment charges that may arise in a future period, and impacts from potential acquisitions or divestitures, as well as the impact of currency translation due to the unpredictability of future changes in currency exchange rates, which could be material as a significant portion of the company’s operations are outside the U.S. The company is not able to reconcile its projected Free Cash Flow to its projected net cash from operating activities for the full-year 2026 because the company is unable to predict during this period the timing and amount of capital expenditures impacting cash flow. Therefore, because of the uncertainty and variability of the nature and amount of future adjustments, which could be significant, the company is unable to provide a reconciliation of these measures without unreasonable effort.

Schedule 4a
Mondelēz International, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Net Revenues
(in millions of U.S. dollars)
(Unaudited)

	Latin America		AMEA		Europe		North America		Mondelēz International
For the Three Months Ended December 31, 2025
Reported (GAAP)	$1,264		$2,078		$4,391		$2,763		$10,496
Divestitures	—		—		—		(4)		(4)
Acquisitions	—		(28)		—		—		(28)
Currency-related items	(42)		1		(335)		(2)		(378)
Organic (Non-GAAP)	$1,222		$2,051		$4,056		$2,757		$10,086
For the Three Months Ended December 31, 2024
Reported (GAAP)	$1,171		$1,908		$3,744		$2,781		$9,604
Divestitures	—		—		—		(10)		(10)
Organic (Non-GAAP)	$1,171		$1,908		$3,744		$2,771		$9,594
$ Change - Reported (GAAP)	$93		$170		$647		$(18)		$892
$ Change - Organic (Non-GAAP)	51		143		312		(14)		492
% Change - Reported (GAAP)	7.9%		8.9%		17.3%		(0.6)%		9.3%
Divestitures	—	pp	—	pp	—	pp	0.2	pp	0.1	pp
Acquisitions	—		(1.5)		—		—		(0.3)
Currency-related items	(3.5)		0.1		(9.0)		(0.1)		(4.0)
% Change - Organic (Non-GAAP)	4.4%		7.5%		8.3%		(0.5)%		5.1%
Vol/Mix	(4.1)	pp	(1.8)	pp	(7.4)	pp	(3.7)	pp	(4.8)	pp
Pricing	8.5		9.3		15.7		3.2		9.9

	Latin America		AMEA		Europe		North America		Mondelēz International
For the Twelve Months Ended December 31, 2025
Reported (GAAP)	$4,899		$7,932		$15,027		$10,679		$38,537
Divestitures	—		—		—		(34)		(34)
Acquisitions	—		(316)		—		—		(316)
Currency-related items	253		93		(605)		18		(241)
Organic (Non-GAAP)	$5,152		$7,709		$14,422		$10,663		$37,946
For the Twelve Months Ended December 31, 2024
Reported (GAAP)	$4,926		$7,296		$13,309		$10,910		$36,441
Divestitures	—		—		—		(41)		(41)
Short-term distributor agreements	—		—		(25)		—		(25)
Organic (Non-GAAP)	$4,926		$7,296		$13,284		$10,869		$36,375
$ Change - Reported (GAAP)	$(27)		$636		$1,718		$(231)		$2,096
$ Change - Organic (Non-GAAP)	226		413		1,138		(206)		1,571
% Change - Reported (GAAP)	(0.5)%		8.7%		12.9%		(2.1)%		5.8%
Divestitures	—	pp	—	pp	—	pp	—	pp	—	pp
Short-term distributor agreements	—		—		0.2		—		0.1
Acquisitions	—		(4.3)		—		—		(0.9)
Currency-related items	5.1		1.3		(4.5)		0.2		(0.7)
% Change - Organic (Non-GAAP)	4.6%		5.7%		8.6%		(1.9)%		4.3%
Vol/Mix	(3.2)	pp	(2.1)	pp	(5.3)	pp	(2.7)	pp	(3.7)	pp
Pricing	7.8		7.8		13.9		0.8		8.0

Schedule 4b
Mondelēz International, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Net Revenues — Markets
(in millions of U.S. dollars)
(Unaudited)

	Emerging Markets		Developed Markets		Mondelēz International
For the Three Months Ended December 31, 2025
Reported (GAAP)	$4,122		$6,374		$10,496
Divestitures	—		(4)		(4)
Acquisitions	(28)		—		(28)
Currency-related items	(162)		(216)		(378)
Organic (Non-GAAP)	$3,932		$6,154		$10,086
For the Three Months Ended December 31, 2024
Reported (GAAP)	$3,640		$5,964		$9,604
Divestitures	—		(10)		(10)
Organic (Non-GAAP)	$3,640		$5,954		$9,594
$ Change - Reported (GAAP)	$482		$410		$892
$ Change - Organic (Non-GAAP)	292		200		492
% Change - Reported (GAAP)	13.2%		6.9%		9.3%
Divestitures	—	pp	0.1	pp	0.1	pp
Acquisitions	(0.8)		—		(0.3)
Currency-related items	(4.4)		(3.6)		(4.0)
% Change - Organic (Non-GAAP)	8.0%		3.4%		5.1%
Vol/Mix	(3.8)	pp	(5.4)	pp	(4.8)	pp
Pricing	11.8		8.8		9.9

	Emerging Markets		Developed Markets		Mondelēz International
For the Twelve Months Ended December 31, 2025
Reported (GAAP)	$15,364		$23,173		$38,537
Divestitures	—		(34)		(34)
Acquisitions	(316)		—		(316)
Currency-related items	134		(375)		(241)
Organic (Non-GAAP)	$15,182		$22,764		$37,946
For the Twelve Months Ended December 31, 2024
Reported (GAAP)	$14,163		$22,278		$36,441
Divestitures	—		(41)		(41)
Short-term distributor agreements	(3)		(22)		(25)
Organic (Non-GAAP)	$14,160		$22,215		$36,375
$ Change - Reported (GAAP)	$1,201		$895		$2,096
$ Change - Organic (Non-GAAP)	1,022		549		1,571
% Change - Reported (GAAP)	8.5%		4.0%		5.8%
Divestitures	—	pp	0.1	pp	—	pp
Short-term distributor agreements	—		0.1		0.1
Acquisitions	(2.2)		—		(0.9)
Currency-related items	0.9		(1.7)		(0.7)
% Change - Organic (Non-GAAP)	7.2%		2.5%		4.3%
Vol/Mix	(3.3)	pp	(3.8)	pp	(3.7)	pp
Pricing	10.5		6.3		8.0

Schedule 5a
Mondelēz International, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Gross Profit / Operating Income
(in millions of U.S. dollars)
(Unaudited)

	For the Three Months Ended December 31, 2025
	Net Revenues	Gross Profit	Gross Profit Margin	Operating Income	Operating Income Margin
Reported (GAAP)	$10,496	$2,956	28.2%	$952	9.1%
Restructuring charges	—	—		9
Mark-to-market (gains)/losses from derivatives	—	231		231
Acquisition-related items	—	(1)		1
Divestiture-related items	(4)	3		(9)
Incremental costs due to war in Ukraine	—	1		—
ERP System Implementation costs	—	9		52
Remeasurement of net monetary position	—	(1)		10
Adjusted (Non-GAAP)	$10,492	$3,198	30.5%	$1,246	11.9%
Currency-related items		(126)		(76)
Adjusted @ Constant FX (Non-GAAP)		$3,072		$1,170

	For the Three Months Ended December 31, 2024
	Net Revenues	Gross Profit	Gross Profit Margin	Operating Income	Operating Income Margin
Reported (GAAP)	$9,604	$3,711	38.6%	$1,611	16.8%
Restructuring charges	—	11		69
Mark-to-market (gains)/losses from derivatives	—	(706)		(700)
Acquisition-related items	—	1		(66)
Divestiture-related items	(10)	—		(2)
Incremental costs due to war in Ukraine	—	—		1
ERP System Implementation costs	—	7		40
Remeasurement of net monetary position	—	—		5
Adjusted (Non-GAAP)	$9,594	$3,024	31.5%	$958	10.0%

		Gross Profit		Operating Income
$ Change - Reported (GAAP)		$(755)		$(659)
$ Change - Adjusted (Non-GAAP)		174		288
$ Change - Adjusted @ Constant FX (Non-GAAP)		48		212
% Change - Reported (GAAP)		(20.3)%		(40.9)%
% Change - Adjusted (Non-GAAP)		5.8%		30.1%
% Change - Adjusted @ Constant FX (Non-GAAP)		1.6%		22.1%

Schedule 5b
Mondelēz International, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Gross Profit / Operating Income
(in millions of U.S. dollars)
(Unaudited)

	For the Twelve Months Ended December 31, 2025
	Net Revenues	Gross Profit	Gross Profit Margin	Operating Income	Operating Income Margin
Reported (GAAP)	$38,537	$10,935	28.4%	$3,548	9.2%
Restructuring charges	—	(3)		(3)
Intangible asset impairment charges	—	—		33
Mark-to-market (gains)/losses from derivatives	—	1,345		1,341
Acquisition-related items	—	(2)		(10)
Divestiture-related items	(34)	1		(17)
Incremental costs due to war in Ukraine	—	1		1
ERP System Implementation costs	—	27		163
Remeasurement of net monetary position	—	(1)		34
Resolution of tax matters	—	—		(16)
Adjusted (Non-GAAP)	$38,503	$12,303	32.0%	$5,074	13.2%
Currency-related items		(105)		(94)
Adjusted @ Constant FX (Non-GAAP)		$12,198		$4,980

	For the Twelve Months Ended December 31, 2024
	Net Revenues	Gross Profit	Gross Profit Margin	Operating Income	Operating Income Margin
Reported (GAAP)	$36,441	$14,257	39.1%	$6,345	17.4%
Restructuring charges	—	30		149
Intangible asset impairment charges	—	—		153
Mark-to-market (gains)/losses from derivatives	—	(550)		(543)
Acquisition-related items	—	15		(313)
Divestiture-related items	(41)	(2)		(2)
Operating results from short-term distributor agreements	(25)	(3)		(2)
European Commission legal matter	—	—		(3)
Incremental costs due to war in Ukraine	—	2		3
ERP System Implementation costs	—	14		78
Remeasurement of net monetary position	—	—		31
Adjusted (Non-GAAP)	$36,375	$13,763	37.8%	$5,896	16.2%

		Gross Profit		Operating Income
$ Change - Reported (GAAP)		$(3,322)		$(2,797)
$ Change - Adjusted (Non-GAAP)		(1,460)		(822)
$ Change - Adjusted @ Constant FX (Non-GAAP)		(1,565)		(916)
% Change - Reported (GAAP)		(23.3)%		(44.1)%
% Change - Adjusted (Non-GAAP)		(10.6)%		(13.9)%
% Change - Adjusted @ Constant FX (Non-GAAP)		(11.4)%		(15.5)%

Schedule 6a
Mondelēz International, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Net Earnings and Tax Rate
(in millions of U.S. dollars and shares, except per share data) (Unaudited)

	For the Three Months Ended December 31, 2025
	Operating Income	Benefit plan non-service expense / (income)	Interest and other expense, net	Earnings before income taxes	Income taxes (1)	Effective tax rate	Equity method investment transactions	Equity method investment net losses / (earnings)	Non-controlling interest earnings	Net Earnings attributable to Mondelēz International	Diluted EPS attributable to Mondelēz International
Reported (GAAP)	$952	$(21)	$54	$919	$261	28.4%	$—	$(11)	$4	$665	$0.51
Restructuring charges	9	—	—	9	1		—	—	—	8	0.01
Intangible asset impairment charges	—	—	—	—	(4)		—	—	—	4	—
Mark-to-market (gains)/losses from derivatives	231	—	—	231	38		—	—	—	193	0.15
Acquisition-related items	1	—	—	1	(3)		—	—	—	4	—
Divestiture-related items	(9)	—	—	(9)	(9)		—	—	—	—	—
ERP System Implementation costs	52	—	—	52	11		—	—	—	41	0.03
Remeasurement of net monetary position	10	—	—	10	—		—	—	—	10	0.01
Pension participation changes	—	(3)	(2)	5	—		—	—	—	5	0.01
Initial impacts from enacted tax law changes	—	—	—	—	(17)		—	—	—	17	0.01
Gain on marketable securities	—	—	—	—	18		—	—	—	(18)	(0.01)
Adjusted (Non-GAAP)	$1,246	$(24)	$52	$1,218	$296	24.3%	$—	$(11)	$4	$929	$0.72
Currency-related items										(53)	(0.04)
Adjusted @ Constant FX (Non-GAAP)										$876	$0.68
Weighted-Average Diluted Shares Outstanding											1,292
	For the Three Months Ended December 31, 2024
	Operating Income	Benefit plan non-service expense / (income)	Interest and other expense, net	Earnings before income taxes	Income taxes (1)	Effective tax rate	Gain on equity method investment transactions	Equity method investment net losses / (earnings)	Non-controlling interest earnings	Net Earnings attributable to Mondelēz International	Diluted EPS attributable to Mondelēz International
Reported (GAAP)	$1,611	$(20)	$34	$1,597	$216	13.5%	$(332)	$(35)	$3	$1,745	$1.30
Restructuring charges	69	—	—	69	17		—	—	—	52	0.04
Mark-to-market (gains)/losses from derivatives	(700)	—	—	(700)	(135)		—	—	—	(565)	(0.42)
Acquisition-related items	(66)	—	—	(66)	(21)		—	—	—	(45)	(0.03)
Divestiture-related items	(2)	—	—	(2)	—		—	23	—	(25)	(0.02)
Incremental costs due to war in Ukraine	1	—	—	1	—		—	—	—	1	—
ERP System Implementation costs	40	—	—	40	11		—	—	—	29	0.02
Remeasurement of net monetary position	5	—	—	5	—		—	—	—	5	0.01
Pension participation changes	—	—	(3)	3	1		—	—	—	2	—
Initial impacts from enacted tax law changes	—	—	—	—	(12)		—	—	—	12	0.01
Gain on equity method investment transactions	—	—	16	(16)	(4)		332	—	—	(344)	(0.26)
Adjusted (Non-GAAP)	$958	$(20)	$47	$931	$73	7.8%	$—	$(12)	$3	$867	$0.65
Weighted-Average Diluted Shares Outstanding											1,340
(1)Taxes were computed for each of the items excluded from the company’s GAAP results based on the facts and tax assumptions associated with each item.

Schedule 6b
Mondelēz International, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Net Earnings and Tax Rate
(in millions of U.S. dollars and shares, except per share data) (Unaudited)

	For the Twelve Months Ended December 31, 2025
	Operating Income	Benefit plan non-service expense / (income)	Interest and other expense, net	Earnings before income taxes	Income taxes (1)	Effective tax rate	Gain on equity method investment transactions	Equity method investment net losses / (earnings)	Non-controlling interest earnings	Net Earnings attributable to Mondelēz International	Diluted EPS attributable to Mondelēz International
Reported (GAAP)	$3,548	$252	$282	$3,014	$782	25.9%	$(169)	$(65)	$15	$2,451	$1.89
Restructuring charges	(3)	—	—	(3)	(2)		—	—	—	(1)	—
Intangible asset impairment charges	33	—	—	33	5		—	—	—	28	0.02
Mark-to-market (gains)/losses from derivatives	1,341	—	(1)	1,342	261		—	—	—	1,081	0.83
Acquisition-related items	(10)	—	—	(10)	(22)		—	—	—	12	0.01
Divestiture-related items	(17)	—	—	(17)	(10)		—	—	—	(7)	—
Incremental costs due to war in Ukraine	1	—	—	1	—		—	—	—	1	—
ERP System Implementation costs	163	—	—	163	39		—	—	—	124	0.10
Remeasurement of net monetary position	34	—	—	34	—		—	—	—	34	0.03
Pension participation changes	—	(339)	(9)	348	87		—	—	—	261	0.20
Resolution of tax matters	(16)	—	16	(32)	(10)		—	—	—	(22)	(0.02)
Initial impacts from enacted tax law changes	—	—	—	—	(13)		—	—	—	13	0.01
Gain on marketable securities	—	—	—	—	21		—	—	—	(21)	(0.02)
Gain on equity method investment transactions	—	—	—	—	—		169	—	—	(169)	(0.13)
Adjusted (Non-GAAP)	$5,074	$(87)	$288	$4,873	$1,138	23.4%	$—	$(65)	$15	$3,785	$2.92
Currency-related items										(72)	(0.06)
Adjusted @ Constant FX (Non-GAAP)										$3,713	$2.86
Weighted-Average Diluted Shares Outstanding											1,298
	For the Twelve Months Ended December 31, 2024
	Operating Income	Benefit plan non-service expense / (income)	Interest and other expense, net	Earnings before income taxes	Income taxes (1)	Effective tax rate	Loss on equity method investment transactions	Equity method investment net losses / (earnings)	Non-controlling interest earnings	Net Earnings attributable to Mondelēz International	Diluted EPS attributable to Mondelēz International
Reported (GAAP)	$6,345	$(96)	$180	$6,261	$1,469	23.5%	$337	$(168)	$12	$4,611	$3.42
Restructuring charges	149	—	—	149	36		—	—	—	113	0.09
Intangible asset impairment charges	153	—	—	153	40		—	—	—	113	0.08
Mark-to-market (gains)/losses from derivatives	(543)	—	1	(544)	(107)		—	—	—	(437)	(0.32)
Acquisition-related items	(313)	—	—	(313)	(88)		—	—	—	(225)	(0.17)
Divestiture-related items	(2)	—	—	(2)	(1)		—	100	—	(101)	(0.08)
Operating results from short-term distributor agreements	(2)	—	—	(2)	(1)		—	—	—	(1)	—
European Commission legal matter	(3)	—	—	(3)	—		—	—	—	(3)	—
Incremental costs due to war in Ukraine	3	—	—	3	—		—	—	—	3	—
ERP System Implementation costs	78	—	—	78	19		—	—	—	59	0.04
Remeasurement of net monetary position	31	—	—	31	—		—	—	—	31	0.02
Pension participation changes	—	—	(10)	10	3		—	—	—	7	0.01
Initial impacts from enacted tax law changes	—	—	—	—	(24)		—	—	—	24	0.02
Loss on equity method investment transactions	—	—	16	(16)	(4)		(337)	—	—	325	0.24
Adjusted (Non-GAAP)	$5,896	$(96)	$187	$5,805	$1,342	23.1%	$—	$(68)	$12	$4,519	$3.35
Weighted-Average Diluted Shares Outstanding											1,347
(1)Taxes were computed for each of the items excluded from the company’s GAAP results based on the facts and tax assumptions associated with each item.

Schedule 7a
Mondelēz International, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Diluted EPS
(Unaudited)

	For the Three Months Ended December 31,
	2025	2024	$ Change	% Change
Diluted EPS attributable to Mondelēz International (GAAP)	$0.51	$1.30	$(0.79)	(60.8)%
Restructuring charges	0.01	0.04	(0.03)
Mark-to-market losses/(gains) from derivatives	0.15	(0.42)	0.57
Acquisition-related items	—	(0.03)	0.03
Divestiture-related items	—	(0.02)	0.02
ERP System Implementation costs	0.03	0.02	0.01
Remeasurement of net monetary position	0.01	0.01	—
Pension participation changes	0.01	—	0.01
Initial impacts from enacted tax law changes	0.01	0.01	—
Gain on marketable securities	(0.01)	—	(0.01)
Gain on equity method investment transactions	—	(0.26)	0.26
Adjusted EPS (Non-GAAP)	$0.72	$0.65	$0.07	10.8%
Currency-related items	(0.04)	—	(0.04)
Adjusted EPS @ Constant FX (Non-GAAP)	$0.68	$0.65	$0.03	4.6%
Adjusted EPS @ Constant FX - Key Drivers
Increase in operations			$0.12
Change in income taxes			(0.11)
Change in shares outstanding			0.02
			$0.03

Schedule 7b
Mondelēz International, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Diluted EPS
(Unaudited)

	For the Twelve Months Ended December 31,
	2025	2024	$ Change	% Change
Diluted EPS attributable to Mondelēz International (GAAP)	$1.89	$3.42	$(1.53)	(44.7)%
Restructuring charges	—	0.09	(0.09)
Intangible asset impairment charges	0.02	0.08	(0.06)
Mark-to-market losses/(gains) from derivatives	0.83	(0.32)	1.15
Acquisition-related items	0.01	(0.17)	0.18
Divestiture-related items	—	(0.08)	0.08
ERP System Implementation costs	0.10	0.04	0.06
Remeasurement of net monetary position	0.03	0.02	0.01
Pension participation changes	0.20	0.01	0.19
Resolution of tax matters	(0.02)	—	(0.02)
Initial impacts from enacted tax law changes	0.01	0.02	(0.01)
Gain on marketable securities	(0.02)	—	(0.02)
(Gain)/loss on equity method investment transactions	(0.13)	0.24	(0.37)
Adjusted EPS (Non-GAAP)	$2.92	$3.35	$(0.43)	(12.8)%
Currency-related items	(0.06)	—	(0.06)
Adjusted EPS @ Constant FX (Non-GAAP)	$2.86	$3.35	$(0.49)	(14.6)%
Adjusted EPS @ Constant FX - Key Drivers
Decrease in operations			$(0.52)
Impact from acquisitions			0.02
Change in benefit plan non-service income			(0.01)
Change in interest and other expense, net			(0.05)
Change in income taxes			(0.03)
Change in shares outstanding			0.10
			$(0.49)

Schedule 8a
Mondelēz International, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Segment Data
(in millions of U.S. dollars) (Unaudited)

	For the Three Months Ended December 31, 2025
		Latin America		AMEA		Europe		North America	Unrealized G/(L) on Hedging Activities	General Corporate Expenses	Amortization of Intangibles	Other Items		Mondelēz International
Net Revenue
Reported (GAAP)		$1,264		$2,078		$4,391		$2,763	$—	$—	$—	$—		$10,496
Divestitures		—		—		—		(4)	—	—	—	—		(4)
Adjusted (Non-GAAP)		$1,264		$2,078		$4,391		$2,759	$—	$—	$—	$—		$10,492
Operating Income
Reported (GAAP)		$150		$172		$569		$418	$(231)	$(104)	$(35)	$13		$952
Restructuring charges		4		1		(1)		(1)	—	6	—	—		9
Mark-to-market (gains)/losses from derivatives		—		—		—		—	231	—	—	—		231
Acquisition-related items		3		16		2		(23)	—	3	—	—		1
Divestiture-related items		—		—		—		4	—	—	—	(13)		(9)
ERP System Implementation costs		16		1		3		25	—	7	—	—		52
Remeasurement of net monetary position		2		2		5		—	—	1	—	—		10
Adjusted (Non-GAAP)		$175		$192		$578		$423	$—	$(87)	$(35)	$—		$1,246
Currency-related items		(12)		(4)		(59)		(1)	—	(1)	1	—		(76)
Adjusted @ Constant FX (Non-GAAP)		$163		$188		$519		$422	$—	$(88)	$(34)	$—		$1,170
$ Change - Reported (GAAP)		$44		$16		$247		$(62)	n/m	$14	$3	n/m		$(659)
$ Change - Adjusted (Non-GAAP)		54		16		218		(22)	n/m	19	3	n/m		288
$ Change - Adjusted @ Constant FX (Non-GAAP)		42		12		159		(23)	n/m	18	4	n/m		212
% Change - Reported (GAAP)		41.5%		10.3%		76.7%		(12.9)%	n/m	11.9%	7.9%	n/m		(40.9)%
% Change - Adjusted (Non-GAAP)		44.6%		9.1%		60.6%		(4.9)%	n/m	17.9%	7.9%	n/m		30.1%
% Change - Adjusted @ Constant FX (Non-GAAP)		34.7%		6.8%		44.2%		(5.2)%	n/m	17.0%	10.5%	n/m		22.1%
Operating Income Margin
Reported %		11.9%		8.3%		13.0%		15.1%						9.1%
Reported pp change	2.8	pp	0.1	pp	4.4	pp	(2.2)	pp					(7.7)	pp
Adjusted %		13.8%		9.2%		13.2%		15.3%						11.9%
Adjusted pp change	3.5	pp	—	pp	3.6	pp	(0.8)	pp					1.9	pp

	For the Three Months Ended December 31, 2024
	Latin America	AMEA	Europe	North America	Unrealized G/(L) on Hedging Activities	General Corporate Expenses	Amortization of Intangibles	Other Items	Mondelēz International
Net Revenue
Reported (GAAP)	$1,171	$1,908	$3,744	$2,781	$—	$—	$—	$—	$9,604
Divestitures	—	—	—	(10)	—	—	—	—	(10)
Adjusted (Non-GAAP)	$1,171	$1,908	$3,744	$2,771	$—	$—	$—	$—	$9,594
Operating Income
Reported (GAAP)	$106	$156	$322	$480	$700	$(118)	$(38)	$3	$1,611
Restructuring charges	13	5	16	29	—	6	—	—	69
Mark-to-market (gains)/losses from derivatives	—	—	—	—	(700)	—	—	—	(700)
Acquisition-related items	(7)	12	9	(77)	—	—	—	(3)	(66)
Divestiture-related items	—	—	—	(1)	—	(1)	—	—	(2)
Incremental costs due to war in Ukraine	—	—	1	—	—	—	—	—	1
ERP System Implementation costs	6	4	9	14	—	7	—	—	40
Remeasurement of net monetary position	3	(1)	3	—	—	—	—	—	5
Adjusted (Non-GAAP)	$121	$176	$360	$445	$—	$(106)	$(38)	$—	$958
Operating Income Margin
Reported %	9.1%	8.2%	8.6%	17.3%					16.8%
Adjusted %	10.3%	9.2%	9.6%	16.1%					10.0%

Schedule 8b
Mondelēz International, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Segment Data
(in millions of U.S. dollars) (Unaudited)

	For the Twelve Months Ended December 31, 2025
		Latin America		AMEA		Europe		North America	Unrealized G/(L) on Hedging Activities	General Corporate Expenses	Amortization of Intangibles	Other Items	Mondelēz International
Net Revenue
Reported (GAAP)		$4,899		$7,932		$15,027		$10,679	$—	$—	$—	$—	$38,537
Divestitures		—		—		—		(34)	—	—	—	—	(34)
Adjusted (Non-GAAP)		$4,899		$7,932		$15,027		$10,645	$—	$—	$—	$—	$38,503
Operating Income
Reported (GAAP)		$569		$985		$1,820		$1,904	$(1,341)	$(260)	$(142)	$13	$3,548
Restructuring charges		2		1		(9)		(2)	—	5	—	—	(3)
Intangible asset impairment charges		3		12		18		—	—	—	—	—	33
Mark-to-market (gains)/losses from derivatives		—		—		—		—	1,341	—	—	—	1,341
Acquisition-related items		10		80		5		(105)	—	—	—	—	(10)
Divestiture-related items		—		—		(7)		3	—	—	—	(13)	(17)
Incremental costs due to war in Ukraine		—		—		1		—	—	—	—	—	1
ERP System Implementation costs		50		4		14		84	—	11	—	—	163
Remeasurement of net monetary position		9		4		20		—	—	1	—	—	34
Resolution of tax matters		(16)		—		—		—	—	—	—	—	(16)
Adjusted (Non-GAAP)		$627		$1,086		$1,862		$1,884	$—	$(243)	$(142)	$—	$5,074
Currency-related items		4		12		(112)		2	—	(1)	1	—	(94)
Adjusted @ Constant FX (Non-GAAP)		$631		$1,098		$1,750		$1,886	$—	$(244)	$(141)	$—	$4,980
$ Change - Reported (GAAP)		$37		$(207)		$(248)		$(588)	n/m	$70	$11	n/m	$(2,797)
$ Change - Adjusted (Non-GAAP)		22		(142)		(458)		(310)	n/m	55	11	n/m	(822)
$ Change - Adjusted @ Constant FX (Non-GAAP)		26		(130)		(570)		(308)	n/m	54	12	n/m	(916)
% Change - Reported (GAAP)		7.0%		(17.4)%		(12.0)%		(23.6)%	n/m	21.2%	7.2%	n/m	(44.1)%
% Change - Adjusted (Non-GAAP)		3.6%		(11.6)%		(19.7)%		(14.1)%	n/m	18.5%	7.2%	n/m	(13.9)%
% Change - Adjusted @ Constant FX (Non-GAAP)		4.3%		(10.6)%		(24.6)%		(14.0)%	n/m	18.1%	7.8%	n/m	(15.5)%
Operating Income Margin
Reported %		11.6%		12.4%		12.1%		17.8%					9.2%
Reported pp change	0.8	pp	(3.9)	pp	(3.4)	pp	(5.0)	pp					(8.2)pp
Adjusted %		12.8%		13.7%		12.4%		17.7%					13.2%
Adjusted pp change	0.5	pp	(3.1)	pp	(5.1)	pp	(2.5)	pp					(3.0)pp

	For the Twelve Months Ended December 31, 2024
	Latin America	AMEA	Europe	North America	Unrealized G/(L) on Hedging Activities	General Corporate Expenses	Amortization of Intangibles	Other Items	Mondelēz International
Net Revenue
Reported (GAAP)	$4,926	$7,296	$13,309	$10,910	$—	$—	$—	$—	$36,441
Divestitures	—	—	—	(41)	—	—	—	—	(41)
Short-term distributor agreements	—	—	(25)	—	—	—	—	—	(25)
Adjusted (Non-GAAP)	$4,926	$7,296	$13,284	$10,869	$—	$—	$—	$—	$36,375
Operating Income
Reported (GAAP)	$532	$1,192	$2,068	$2,492	$543	$(330)	$(153)	$1	$6,345
Restructuring charges	18	10	57	50	—	14	—	—	149
Intangible asset impairment charges	5	5	143	—	—	—	—	—	153
Mark-to-market (gains)/losses from derivatives	—	—	—	—	(543)	—	—	—	(543)
Acquisition-related items	21	13	20	(367)	—	1	—	(1)	(313)
Divestiture-related items	—	—	1	(2)	—	(1)	—	—	(2)
Operating results from short-term distributor agreements	—	—	(2)	—	—	—	—	—	(2)
European Commission legal matter	—	—	(3)	—	—	—	—	—	(3)
Incremental costs due to war in Ukraine	—	—	3	—	—	—	—	—	3
ERP System Implementation costs	12	9	18	21	—	18	—	—	78
Remeasurement of net monetary position	17	(1)	15	—	—	—	—	—	31
Adjusted (Non-GAAP)	$605	$1,228	$2,320	$2,194	$—	$(298)	$(153)	$—	$5,896
Operating Income Margin
Reported %	10.8%	16.3%	15.5%	22.8%					17.4%
Adjusted %	12.3%	16.8%	17.5%	20.2%					16.2%

Schedule 9
Mondelēz International, Inc. and Subsidiaries Reconciliation of GAAP to Non-GAAP Measures Net Cash Provided by Operating Activities to Free Cash Flow (in millions of U.S. dollars) (Unaudited)

	For the Twelve Months Ended December 31,
	2025	2024	$ Change
Net Cash Provided by Operating Activities (GAAP)	$4,514	$4,910	$(396)
Capital Expenditures	(1,279)	(1,387)	108
Free Cash Flow (Non-GAAP)	$3,235	$3,523	$(288)